UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road
Fort Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of stockholders of MAKO Surgical Corp. (the “Company”) was held on June 16, 2011 at the Company’s headquarters in Fort Lauderdale, Florida. The Company submitted the four proposals listed below to a vote of stockholders, each of which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2011. The final results of voting are as follows:

Proposal 1 – Election of three Class I directors, each to serve until the 2014 annual meeting of stockholders and until his successor is duly elected and qualified:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
S. Morry Blumenfeld, Ph.D.	23,969,641	318,538	11,096,393
John G. Freund, M.D.	23,131,462	1,156,717	11,096,393
William D. Pruitt	24,085,371	202,808	11,096,393

Each of the nominees recommended in Proposal 1 was elected. The Company’s other directors who were in office prior to the 2011 annual meeting of stockholders and with terms of office that continue after the meeting are Christopher C. Dewey, Charles W. Federico, Maurice R. Ferré, M.D., Frederic H. Moll, M.D., Richard R. Pettingill, and John J. Savarese, M.D.

Proposal 2 – Approval by non-binding advisory vote of the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
23,925,718	276,850	85,611	11,096,393

Proposal 2 was approved.

Proposal 3 – Approval by non-binding advisory vote of the frequency of future advisory votes on the compensation of the Company’s named executive officers:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTE
23,126,792	130,110	946,579	84,698	11,096,393

The stockholders recommended an annual advisory vote. In accordance with the Board of Directors’ recommendation and the voting results on this Proposal 3, the Company plans to hold future advisory votes on the compensation of the Company’s named executive officers every year until the next advisory vote on frequency, which will be no later than the Company’s annual meeting of stockholders in 2017.

Proposal 4 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011:

FOR	AGAINST	ABSTAIN
35,216,308	141,749	26,515

Proposal 4 was approved.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: June 16, 2011	By:	/s/ Menashe R. Frank
Menashe R. Frank, Senior Vice President, General Counsel, and Secretary

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